Sontra Medical Corporation

LIMITED POWER OF ATTORNEY

 This statement confirms that the undersigned has
authorized and designated each of Thomas W. Davison,
Veronica Zorrilla and Thomas B. Rosedale his attorneys-in-fact to (i) prepare, execute and file on behalf of the undersigned
Form ID in order to obtain access codes for the undersigned
to permit filing on EDGAR, and (ii) prepare, execute and file on behalf of the undersigned all Forms 3, 4 and 5 (including any amendments thereto) that the undersigned may be required to file with the U.S. Securities and Exchange Commission
as a result of the undersigned's ownership of or transactions in securities of Sontra Medical Corporation.  The authority of such attorneys under this Power of Attorney shall continue until the undersigned is no longer required to file Forms 3, 4 and 5 with regard to the undersigned's ownership of or transactions in securities of Sontra Medical Corporation, unless earlier
revoked in writing.  The undersigned acknowledges that such
attorneys are not assuming any of the undersigned's
responsibilities to comply with the requirements of
Section 16 of the Securities Exchange Act of 1934, as
amended, or any of the undersigned's liabilities for
failure to comply with such requirements.

Date: June 26, 2006    /s/ Harry Mitchell
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      Harry Mitchell